UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

ASCENDANT SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27945	75-2900905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 250-0945

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2004, Ascendant Solutions, Inc. (the “Company”) entered into a Restricted Stock Agreement with Gary W. Boyd. A description of the Restricted Stock Agreement is set forth in Item 5.02 below.

Item 5.02. Appointment of Principal Officer.

On October 18, 2004, the Company appointed Gary W. Boyd, 39, to be its Vice President of Finance and Chief Financial Officer, effective as of October 18, 2004. The Company’s Board of Directors has designated Mr. Boyd to be the Company’s Principal Accounting Officer and Principal Financial Officer. David E. Bowe remains the Company’s President and Chief Executive Officer and will continue to serve as its Principal Executive Officer.

From 1987 to 1994, Mr. Boyd was an accountant with Coopers & Lybrand, LLP, serving as an audit manager from 1991 to 1994. From 1994 to 1996, Mr. Boyd was the controller of Summit Acceptance Corporation, a subsidiary of Capital One Financial Corp. that is a national financial services company, and from 1996 to 2000, Mr. Boyd served as the Chief Financial Officer and Secretary of Summit Acceptance Corporation. From 2001 to 2002, Mr. Boyd was the Vice President – Finance of PARAGO, Inc., a technology based service provider to the promotions management industry. From January 2003 until he joined the Company, Mr. Boyd was the Vice President-Finance of CountryPlace Mortgage, Ltd., a subsidiary of Palm Harbor Homes, Inc., a company listed on the Nasdaq that manufactures, markets and finances multi-section manufactured and modular homes.

Mr. Boyd received a Bachelor of Business Administration degree from Baylor University in 1987 and is a certified public accountant.

Mr. Boyd does not have a family relationship with any director or executive officer, whether existing or prospective, of the Company and Mr. Boyd has not had a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party. Furthermore, the Company is not affiliated with Coopers & Lybrand, LLC, Summit Acceptance Corporation, PARAGO, Inc. or Palm Harbor Homes, Inc.

Mr. Boyd’s base salary will be $150,000 per year, with a discretionary bonus in an amount to be determined by the Company’s Board of Directors. Upon starting with the Company, Mr. Boyd will receive 50,000 shares of restricted stock, such shares vesting equally over a period of three years on the anniversary date of the Restricted Stock Agreement, and a signing bonus of $15,000.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

1.01	Restricted Stock Agreement dated October 18, 2004, between Ascendant Solutions, Inc. and Gary W. Boyd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: October 18, 2004	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

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